                                                                    Exhibit 99.2


                   TRANSITIONAL CORPORATE SERVICES AGREEMENT
                   -----------------------------------------

                                   BETWEEN
                                   --------

                         HOST MARRIOTT CORPORATION AND
                         -----------------------------

                      HOST MARRIOTT SERVICES CORPORATION
                      ----------------------------------


     Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation ("HM Services"), enter into this Agreement for the purpose of providing certain transitional corporate services to each other in connection with the distribution of all of the shares of common stock of HM Services to shareholders of Host Marriott (the "HM Services Distribution"). Subject to final approval of the Host Marriott Board of Directors, the HM Services Distribution is expected to occur on or about December 29, 1995 or as soon thereafter as the Host Marriott Board shall specify. To ensure an orderly separation of Host Marriott into two separate and independent corporations, Host Marriott and HM Services agree:

     (1) Host Marriott and HM Services intend this Agreement to cover all intercompany corporate services between them except legal and corporate secretary services;

     (2) It is intended, without limitation, that Host Marriott may provide corporate accounting, corporate tax, cash management, and investor relations services to HM Services, and that HM Services may provide human resources, internal audit, and LAN/systems services to Host Marriott. This listing of services that each company may provide to the other is not exhaustive of the services that may be provided nor a guarantee that either company will in fact request any or all of the services listed in this paragraph;

     (3) If Host Marriott requests a corporate service of HM Services or HM Services requests a service of Host Marriott, such services shall be provided and the service provider company shall use good faith and its reasonable best efforts to provide the service in a timely and competent manner. All services provided under this Agreement shall be provided in accordance with the provider company's standard policies, procedures and practices;

     (4) If after receiving a request for a corporate service the requested provider company cannot in good faith using reasonable best efforts provide the service in a timely and competent manner, the provider company shall so inform the requestor company which shall secure such service form another provider. Host Marriott and HM Services do not expect such situations to arise and recognize that such situations should be extraordinary occurrences. Nothing in this paragraph shall excuse Host Marriott or HM Services from providing a mandatory service or duty under any other inter-company agreement between them;

     (5) The service provider company shall be paid the fees for service set forth in Schedule 1 to this Agreement and shall be further reimbursed for certain direct, non-overhead costs such as travel and legal fees, provided, however that no travel or legal or other non-overhead costs shall be incurred without prior consultation with the requesting company. For a period of ninety
(90) days after the HM Services Distribution, no fee for services and non-overhead costs shall be charged by the provider company to the requesting company, Payment for all services shall be made to the provider company within 45 days of receipt of invoice for payment, such invoice to include documentation of any applicable direct, non-overhead costs not included in the hourly rate;


     (6) It shall be presumed, without need for further or separate documentation, that any request for a corporate service not otherwise the subject of a separate intercompany agreement is governed by this Agreement;


     (7) This Agreement shall terminate 180 days after the HM Services Distribution unless the parties mutually agree to extend the Agreement for an additional 180 days. The Agreement shall also terminate in the event of a material default by either party or a change in control of either party;

     (8) The parties agree to defend, indemnify, and hold harmless the other and its agents, employees, directors, and shareholders from any claims or actions of whatever nature may arise in connection with Host Marriott providing services under this Agreement to HM Services and HM Services providing services under the Agreement to Host Marriott. Neither company shall become a fiduciary to the other by providing services under this Agreement;

     (9) This Agreement shall be governed by the law of the State of Maryland without regard to conflict or choice of law rules which might make the law of another jurisdiction apply. The parties expressly select Maryland law to apply;

     (10) This Agreement represents the full and complete Agreement of the parties and cannot be modified except in writing. Any legal notices shall be sent to the General Counsel of the company to be placed on notice.







     SIGNATURES ON FOLLOWING PAGE
     ----------------------------

For Host Marriott:


/s/ C.G. Townsend
----------------------
Date: 12/29/95




     For HM Services:

/s/ Joe P. Martin
----------------------
Date: 12/29/95

                                  SCHEDULE 1

                                                                       EXHIBIT A

                     ADMINISTRATIVE SERVICES BILLING RATES
                     -------------------------------------

         Grade Level                               Hourly Billing Rate
         -----------                               -------------------
         56 & Above                                    2.4 x salary

         54 - 55                                           $116

         52 Bonus - 53                                       97

         50 - 52 Non-bonus                                   71

         46 - 49                                             56

         41 - 45                                             43

         10 - 12                                             39

         6 - 9                                               32

         Consultant                                Their charge + 20%


         ---------
         NOTE: The above represents the 1996 rates quoted by MI to HMC for corporate services.